UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2016

ALERE INC.
(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts  02453
(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2016 (the “First Amendment Effective Date”), Alere Inc. (the “Company” or “Alere”) entered into a First Amendment, dated as of April 22, 2016, (as amended or otherwise modified from time to time, the “First Amendment”) among the Company, certain subsidiaries of the Company, the several lenders from time to time party thereto, Goldman Sachs Bank USA, as B term loan administrative agent (the “TLB Agent”), Healthcare Financial Solutions, LLC (formerly known as General Electric Capital Corporation), as pro rata administrative agent (the “Pro Rata Agent”, and together with the TLB Agent, the “Administrative Agents”) to the secured Credit Agreement, dated as of June 18, 2015 (as amended or otherwise modified from time to time, the “Credit Agreement”), among the Company, the several lenders from time to time party thereto, the Administrative Agents and certain other agents and arrangers.

On February 26, 2016, the Company filed a Form 12b-25 disclosing that the Company would be unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Form 10-K”) within the prescribed time period without unreasonable effort or expense.  On March 15, 2016, the Company filed a Form 8-K disclosing that the Company would be unable to file its 2015 Form 10-K by March 15, 2016 (the extension period provided under Rule 12b-25) because it is continuing to conduct an analysis of certain aspects of the timing of revenue recognition, more specifically, revenue cutoff, in Africa and China for the years ended December 31, 2013, 2014 and 2015 (and each of the quarters in those annual periods) and that the Company will not be able to file its 2015 Form 10-K until this analysis is completed.  The Company will file the 2015 Form 10-K as soon as practicable.

Pursuant to the First Amendment, the requisite lenders under the Credit Agreement party to the First Amendment (such lenders, the “Consenting Lenders”) have agreed to (i) waive certain Defaults and Events of Defaults (each as defined in the Credit Agreement) that may have occurred, is occurring or hereafter occur, resulting from, among other things, (x) failure to deliver to the Administrative Agents the financial statements and the related deliverables for the fiscal year ended December 31, 2015, by the applicable deadline under the Credit Agreement, (y) any restatement of certain financial statements as a result of the Company’s incorrect application of revenue recognition principles for the years ended December 31, 2013, 2014 and 2015, and (z) any breach of any representation or affirmative covenant as a result of certain deliverables delivered being incorrect that is discovered as part of the audit of the 2015 Form 10-K to the extent that such breach is due to the Company’s incorrect application of revenue recognition principles for the years ended December 31, 2013, 2014 and 2015 and (ii) extend the deadlines for delivery of the financial statements for the fiscal year ended December 31, 2015, the financial statements for the fiscal quarter ended March 31, 2016 and certain related deliverables (collectively, the “Financial Reports”) as described below.  In connection with the First Amendment, the Company has agreed to pay, among other fees and expenses, to the Consenting Lenders an initial consent fee of 0.125% of the sum of such lender’s (i) aggregate principal amount of its Term Loans outstanding and (ii) Revolving Credit Commitment (each as defined in the Credit Agreement).

The Company expects to seek consents from holders of each of the Company’s 6.500% senior subordinated notes due 2020 (the “6.500% Notes”), 6.375% senior subordinated notes due 2023 (the “6.375% Notes”) and 7.250% senior notes due 2018 (the “7.250% Notes” and together with the 6.500% Notes and the 6.375% Notes, the “Notes”) to extend the deadline for delivery of certain financial information and to waive certain provisions of the applicable indentures under which the Notes were issued.  If, (i) the trustee under the applicable series of Notes delivers or has delivered a notice of default to the Company (such notice, the “Trustee Notice”), and (ii) the holders of a majority in principal amount outstanding of the 6.500% Notes, 6.375% Notes and 7.250% Notes, as applicable, consent to an extension for the delivery of the Financial Reports until no earlier than July 7, 2016 and waive any default or event of default that has arisen from the Financial Reports not being timely delivered in accordance with the terms of the applicable indentures, then the First Amendment provides for an extension of the deadline for delivery of the Financial Reports to June 30, 2016.  The Trustee Notice has been received in connection with the 6.500% Notes and the 6.375% Notes; the Company has not, as of the date hereof, received the Trustee Notice in connection with the 7.250% Notes.  Under each of the applicable indentures, the Company has 60 days from the time of receipt of a Trustee Notice to cure the related default, with such 60-day period concluding on May 20, 2016 in the case of 6.500% Notes and the 6.375% Notes, before such default would give rise to an event of default under the applicable indenture.

If, (i) a Trustee Notice is delivered or has been delivered, and (ii) the holders of a majority in principal amount outstanding of the 6.500% Notes, 6.375% Notes and 7.250% Notes, as applicable, consent to an extension for the delivery of the Financial Reports until no earlier than July 8, 2016, and waive any default or event of default that has arisen from the Financial Reports not being timely delivered in accordance with the terms of the applicable indentures, then the First Amendment provides for an extension of the deadline for delivery of the Financial Reports to the earlier of (i) the date that is seven days prior to the earliest date that failure to deliver the Financial Reports would become an Event of Default under the relevant indenture and (ii) August 18, 2016, with the payment to each Consenting Lender of an additional extension fee of 0.125% of the sum of such lender’s (x) aggregate principal amount of its Term Loans outstanding and (y) Revolving Credit Commitment, in each case determined as of the First Amendment Effective Date, and an increase in the applicable interest rate margin for all lenders of 0.25% for the period from July 1, 2016, to the date the Financial Reports are delivered.

If, (i) a Trustee Notice is delivered or has been delivered, and (ii) the holders of a majority in principal amount outstanding of the 6.500% Notes, 6.375% Notes and 7.250% Notes, as applicable, do not consent to an extension, the First Amendment extends the deadline for delivery of the Financial Reports to May 16, 2016.

The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.  The Credit Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 24, 2015.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1
First Amendment, dated as of April 22, 2016, among the Company, certain subsidiaries of the Company, the several lenders from time to time party thereto, Goldman Sachs Bank USA as B term loan administrative agent, Healthcare Financial Solutions, LLC, as pro rata administrative agent, to the secured Credit Agreement, dated as of June 18, 2015, among the Company, the several lenders from time to time party thereto, the Administrative Agents and certain other agents and arrangers.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue” or similar words. A number of important factors could cause actual results of Alere and its subsidiaries to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, (i) the risk that the proposed merger with Abbott Laboratories (“Abbott”) may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Abbott by Alere’s stockholders; (iii) the possibility that competing offers or acquisition proposals for Alere will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, dated as of January 30, 2016, by and among Abbott and the Company (the “Merger Agreement”), including in circumstances which would require Alere to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on Alere’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from Alere’s ongoing business operations; (viii) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability, (ix) the risk that Alere’s analysis of certain aspects of the timing of revenue recognition is not completed in a timely manner, (x) the risk that a failure by Alere to file its Form 10-K for the fiscal year ended December 31, 2015 in a timely manner could lead to the acceleration of the maturity of certain of Alere’s indebtedness, (xi) the possibility that the analysis discussed above uncovers an error or errors in revenue recognition which require adjustment which may be material, or material weaknesses in the Company’s internal controls over financial reporting, (xii) risks relating to the ongoing investigations by the SEC and the United States Department of Justice, (xiii) the risk that these or other risk factors impact the expected timing of the filing of the Form 10-K for the fiscal year ended December 31, 2015, and (xiv) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014 (as filed with the Securities and Exchange Commission on March 5, 2015, as amended on April 30, 2015, May 28, 2015 and November 13, 2015) and other risk factors identified herein or from time to time in our periodic filings with the Securities and Exchange Commission. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this report. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: April 28, 2016	By:	/s/ Douglas Barry
Name: Douglas Barry
Title: Associate General Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1
First Amendment, dated as of April 22, 2016, among the Company, certain subsidiaries of the Company, the several lenders from time to time party thereto, Goldman Sachs Bank USA as B term loan administrative agent, Healthcare Financial Solutions, LLC, as pro rata administrative agent, to the secured Credit Agreement, dated as of June 18, 2015, among the Company, the several lenders from time to time party thereto, the Administrative Agents and certain other agents and arrangers.